Exhibit 99.1

Quantum Computing Inc. Announces Receipt of Nasdaq Non-Compliance Notice

HOBOKEN, NJ – August 22, 2024 – Quantum Computing Inc. (NASDAQ: QUBT) (“QCi” or the “Company”), an innovative quantum optics and nanophotonics technology company, today announced that it received a notice (the "Notice") from Nasdaq Stock Market LLC ("Nasdaq") that the Company had failed to satisfy a standard for continued listing, Nasdaq Listing Rule 5250(c)(1), because the Company did not timely file its Quarterly Report on Form 10-Q for the period ended June 30, 2024 (the "Form 10-Q") with the Securities and Exchange Commission (the "SEC").

The Company has submitted an updated plan to Nasdaq to remediate filing deficiencies and has until December 16, 2024 to regain compliance. If the Company fails to timely regain compliance by filing Form 10-Qs for the period ended March 31, 2024 and June 30, 2024, the Company's ordinary shares will be subject to delisting from Nasdaq. The Company expects to regain full compliance with Nasdaq Listing Rule 5810(b) before the December 16 deadline.

The delay in filing the Company’s Form 10-Qs for the periods ending March 31, 2024 and June 30, 2024 is due to QCi’s recent change of auditors. As previously reported, effective May 3, 2024, the Company dismissed BF Borgers CPA PC (“BF Borgers) as its independent registered public accounting firm, in parallel with an order by the SEC against BF Borgers, and effective June 6, 2024, appointed BPM LLP (“BPM”) as the Company’s independent registered public accounting firm. The Company plans to file its Form 10-Qs for the periods ending March 31, 2024, and June 30, 2024 as soon as practicable after completion of BPM’s audit in the coming weeks of the Company’s consolidated financial statements for its 2023 fiscal year.

This announcement is made in compliance with the Nasdaq Listing Rule 5810(b), which requires prompt public disclosure of the deficiency.

About Quantum Computing Inc.

Quantum Computing Inc. (QCi) (Nasdaq: QUBT) is an innovative, integrated photonics company that provides accessible and affordable quantum machines to the world today. QCi products are designed to operate at room temperature and low power at an affordable cost. The Company's portfolio of core technology and products offer unique capabilities in the areas of high-performance computing, artificial intelligence, cybersecurity as well as remote sensing applications.

For more information about QCi, visit www.quantumcomputinginc.com.

Forward-Looking Statements

Certain information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “would,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will regain compliance with the Rule during any compliance period or in the future, or otherwise meet Nasdaq compliance standards, that the Company will be eligible for a second compliance period, or that Nasdaq will grant the Company any relief from delisting as necessary or that the Company can ultimately meet applicable Nasdaq requirements for any such relief. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

Contact:

For investor relations inquiries, contact John Nesbett at jnesbett@imsinvestorrelations.com, and for public relations inquiries, contact Jessica Tocco at jessica.tocco@a10associates.com.

SOURCE: Quantum Computing Inc.